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                                January 12, 1994





The Board of Directors of
  Geneva Steel Company
10 South Geneva Road
Vineyard, Utah 84058

         Re: Geneva Steel Company - Registration Statement on Form S-3 (Registration No. 33-51619)

Gentlemen:

         As counsel to Geneva Steel Company, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $125,000,000 aggregate principal amount of the Company's Senior Notes Due 2004 (the "Senior Notes") pursuant to the Company's Registration Statement on Form S-3, including amendments thereto (the "Registration Statement"), we have examined the originals or certified, conformed or reproduced copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Senior Notes, when duly executed by the Company and authenticated and delivered as provided in that certain Indenture to be executed by the Company and Bankers Trust Company, as trustee (the "Indenture"), relating to the Senior Notes, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits provided for in the Indenture, except as enforcement thereof may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws or judicial decisions relating to or affecting creditors' rights generally.
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Board of Directors of
  Geneva Steel Company
January 12, 1994
Page 2


         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,



                                         KIMBALL, PARR, WADDOUPS, BROWN & GEE